Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-262976 on Form S-8 and Registration Statement No. 333-271155 on Form F-3 of our reports dated April 5, 2024, relating to the financial statements of Ermenegildo Zegna N.V. and the effectiveness of Ermenegildo Zegna N.V.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE S.p.A.
Turin, Italy April 5, 2024